Exhibit 10.6

THIRD AMENDMENT TO
AAR CORP. AMENDED AND RESTATED

SUPPLEMENTAL KEY EMPLOYEE RETIREMENT PLAN

WHEREAS, AAR CORP., a Delaware corporation (the “Company”) maintains the AAR CORP. Supplemental Key Employee Retirement Plan as amended and restated effective April 11, 2000 (the “Plan”); and

WHEREAS, the Company has reserved the right to amend the Plan and now deems it desirable to do so to permit distributions from a Participant’s supplemental accounts in the Plan, in certain circumstances, prior to the Participant’s termination of employment with the Company.

NOW, THEREFORE, the Plan is hereby amended, effective October 10, 2002, to add Sections 4.6(e), (f) and (g) to the Plan as follows:

“(e)         Notwithstanding any provision in the Plan to the contrary, a Participant may elect a distribution of all or any portion of the amounts credited to his Supplemental Salary Deferral Account, his Supplemental Company Account, and his Supplemental Profit Sharing Account, including gains and losses credited to the date of distribution in accordance with Section 4.5, at any time if (i) he elects such distribution by written instrument delivered to the Committee at least six months in advance of the date such distribution is received, or (ii) the distribution is subject to a forfeiture penalty equal to 10% of the amount of the distribution.  Such distribution shall be made in a method determined pursuant to Section 4.6(d).

(f)            Notwithstanding any provision in the Plan to the contrary, in the event of a potential change in control of the Company, as determined solely by the Board in its discretion, all amounts credited to each Participant’s Supplemental Salary Deferral Account, his Supplemental Company Account, and his Supplemental Profit Sharing Account, including gains and losses credited to the date of distribution in accordance with Section 4.5, shall be distributed to him in a lump sum as soon as practicable following the date of such determination by the Board.

(g)           Notwithstanding any provision in the Plan to the contrary, in the event that the credit rating of the Company drops below Investment Grade, all amounts credited to each Participant’s Supplemental Salary Deferral Account, his Supplemental Company Account, and his Supplemental Profit Sharing Account, including gains and losses credited in accordance with Section 4.5 to the date of distribution, shall be distributed to him in a lump sum as soon as practicable following the first to occur of:  (i) a drop in the credit rating of the Company below S&P BB or Moody’s Ba; (ii) a drop in the Company’s market capitalization below $75 million for five (5) consecutive trading days; (iii) a drop in the aggregate of cash and existing available bank lines of the Company below $35 million; and (iv) receipt of a notice of material adverse change under any of the Company’s then existing debt agreements.

IN WITNESS WHEREOF, this First Amendment has been executed on this 19th day of December, 2002.

AAR CORP.

By:	/s/ DAVID P. STORCH
David P. Storch, President

FOURTH AMENDMENT TO THE

AAR CORP. SUPPLEMENTAL KEY EMPLOYEE RETIREMENT PLAN

                WHEREAS, AAR CORP. (“Company”) adopted the Amended and Restated AAR CORP. Supplemental Key Employee Retirement Plan (“SKERP”), effective April 11, 2000; and

                WHEREAS, the Company amended the SKERP effective October 10, 2001, April 10, 2002 and October 10, 2002, and deems it appropriate to further amend the SKERP in certain respects;

                NOW, THEREFORE, the SKERP is hereby further amended, as follows, effective December 18, 2002:

                               1.      ARTICLE IV, SUPPLEMENTAL CONTRIBUTIONS, is hereby amended to add a new section 4.3.1 as follows:

4.3.1        The Compensation Committee of the Board may at any time, in its discretion, designate any Participant to receive the benefit of an Additional Supplemental Company Contributions from time to time in amounts specified by resolution of the Compensation Committee.

Any Additional Supplemental Company Contributions to be made for the benefit of a Participant shall be credited to a Supplemental Company Account maintained under the Plan under the name of such Participant as and when specified in the Compensation Committee resolution authorizing and directing the Additional Supplemental Company Contributions.  Such Additional Supplemental Company Contributions shall be held and administered hereunder in the same manner as regular Supplemental Contributions.

“Additional Supplemental Company Contribution” means the contribution made by the Company for the benefit of a Participant pursuant to this Section 4.3.1 of the Plan  in any Plan Year.

                IN WITNESS WHEREOF, this Fourth Amendment has been executed this 18th day of December, 2002.

AAR CORP.

By:	/s/ DAVID P. STORCH
David P. Storch, President